UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, RetailMeNot, Inc. (the “Company”) entered into an Independent Contractor Agreement (the “Contractor Agreement”) with Michael Magaro, who resigned from his position as our Senior Vice President, Corporate Development and Investor Relations effective March 1, 2017. Under the Contractor Agreement, Mr. Magaro will provide certain investor relations and corporate development services to the Company for a fixed fee of $96,666, plus reimbursement of his reasonable expenses.

The Contractor Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The description of the Contractor Agreement contained in this report is a summary and is qualified in its entirety by reference to the terms of the Contractor Agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Independent Contractor Agreement between the Company and Michael Magaro, dated February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: March 6, 2017	/s/ Jonathan B. Kaplan
Jonathan B. Kaplan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Independent Contractor Agreement between the Company and Michael Magaro, dated February 28, 2017.